UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2005

ADSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15363	22-3666899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 325
Marina del Rey, California 90292

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (310) 577-8255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective July 12, 2005, Mr. Peter M. Zollman was appointed to the board of directors of AdStar, Inc. (“AdStar”). Mr. Zollman qualifies as an “independent” director as that term is used in Item 7 (d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and under Nasdaq’s Marketplace Rules.

     Mr. Zollman, age 52, has been Founding Principal of Classified Intelligence, LLC, and the Advanced Interactive Media Group, LLC, since they launched in 1997. Both organizations provide consulting services regarding interactive media to the classified advertising industry, media companies, dot-coms and vendors. Mr. Zollman is executive editor of Classified Intelligence Report.

     Before founding Classified Intelligence, Mr. Zollman was for two years Director of News at Time Warner’s interactive-television project, the Full Service Network. He has more than 30 years’ executive, management and reporting experience in interactive and traditional media, including 14 years with United Press International as a reporter, sales executive and director and five years with Reuters as a sales executive.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AdStar, Inc.
Dated: July 13, 2005	By:	/s/ Leslie Bernhard
Leslie Bernhard, Chief Executive Officer

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